Exhibit 99.1

Identiv Reports Fourth Quarter and Fiscal Year 2022 Results

FY 2022 Revenue was a Record $112.9 Million

Total Backlog Grew 16% Year-Over-Year to $35.0 Million

FY 2022 Revenue from Premises Up 17% Year-Over-Year to $45.5 Million

RFID Units Shipped Grew 28% Sequentially

FREMONT, Calif. — March 2, 2023 — Identiv, Inc. (NASDAQ: INVE), global digital security and identification leader in the Internet of Things (IoT), reported financial results for the fourth quarter and fiscal year ended December 31, 2022, reflecting record levels of fiscal year revenue and adjusted EBITDA with year-over-year margin growth.

Fiscal Year 2022, Fourth Quarter 2022, and Recent Financial and Operational Highlights

•	Fiscal year 2022 revenue was a record $112.9 million; fourth quarter revenue grew to $29.0 million.

•	Fiscal year 2022 GAAP gross margin was 36.3%; fiscal year 2022 non-GAAP gross margin improved to 37.6%.

•	Fourth quarter 2022 GAAP gross margin was 36.5%; fourth quarter 2022 non-GAAP gross margin improved 376 basis points year-over-year to 37.9%.

•	Exited the fourth quarter of 2022 with total backlog for all future shipments of $35.0 million, up 16% year-over-year. Backlog for shipments in Q1 2023 grew 22% year-over-year to $14.3 million.

•	Premises revenue in fiscal year 2022 increased 17% year-over-year, more than double the average industry growth rate, to a record $45.5 million.

•	GAAP net loss in fiscal year 2022 was $0.4 million, or $0.07 per basic and diluted share; fourth quarter 2022 GAAP net income was $0.3 million, or $0.00 per basic and diluted share.

•	Fiscal year non-GAAP adjusted EBITDA grew 33% year-over-year to $5.4 million; fourth quarter 2022 non-GAAP adjusted EBITDA grew to $1.7 million.

•	Shipped 58 million RFID units in the fourth quarter 2022 while continuing to manage supply headwinds for key components.

•	Remained debt free with ample working capital resources, with $17.1 million of cash, cash equivalents, and restricted cash at fiscal year-end.

•	Maintained 100% customer retention in RFID while managing 54 non-recurring engineering (NRE) contracts.

•	Shipped first million units of Wiliot’s IoT Pixel tags, with remainder of initial 25-million-unit order expected to ship in the first half of fiscal year 2023.

•	Launched Identiv Hyperconverged Infrastructure (HCI), in partnership with Scale Computing, to streamline future deployments of video and access control applications into a single, turnkey solution.

•	Announced strategic partnership with Spanish RFID manufacturer Trace-ID to produce and sell complex, ruggedized UHF RFID devices for industrial applications.

•	Secured four new federal agency customers within the Department of the Interior and expect to add more agencies to our customer base in 2023.

•	Launched Bitse.io IoT software platform, expanding our value-add to IoT customers with a bundled solution that manages their IoT devices and data analytics.

•	Expanded our IoT product portfolio with best-in-class NFC and HF solutions based upon chip supplier STMicroelectronic’s ST25TN chips.

•

Announced a comprehensive Velocity Vision deployment at San Diego International Airport (SAN), incorporating a wide range of Identiv’s physical security solutions within the airport’s access control and surveillance infrastructure.

Fiscal Year 2022 Financial Results

Revenue for fiscal year 2022 was $112.9 million, a 9% increase from $103.8 million in fiscal year 2021.

Revenues in our Premises segment grew 17% year-over-year to $45.5 million from $39.0 million, driven primarily by product and channel strength. Revenues in our Identity segment grew 4% year-over-year to $67.4 million from $64.7 million.

GAAP gross margin was 36.3% in fiscal year 2022, while non-GAAP gross margin was 37.6% in fiscal year 2022.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative were $41.3 million in fiscal year 2022, compared to $38.4 million in fiscal year 2021. Non-GAAP operating expenses were $37.1 million in fiscal year 2022, compared to $34.2 million in fiscal year 2021.

GAAP net loss in fiscal year 2022 was $0.4 million, or $0.07 per basic and diluted share, compared to GAAP net income of $1.6 million, or $0.02 per basic and diluted share, in fiscal year 2021.

Non-GAAP adjusted EBITDA for fiscal year 2022 was $5.4 million, a 33% year-over-year increase compared to $4.0 million in fiscal year 2021.

Fourth Quarter 2022 Financial Results

Revenue for the fourth quarter of 2022 was $29.0 million, an increase of 2% from $28.5 million in the fourth quarter of 2021.

Revenues in our Premises segment grew 11% year-over-year to $12.2 million from $11.0 million, driven primarily by product and channel strength. Revenues in our Identity segment were $16.8 million.

GAAP gross margin was 36.5% in the fourth quarter of 2022, while non-GAAP gross margin was 37.9% in the fourth quarter of 2022.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative were $10.2 million in the fourth quarter of 2022, compared to $10.6 million in the prior quarter and $11.3 million in the fourth quarter of 2021. Non-GAAP operating expenses were $9.3 million in the fourth quarter of 2022, compared to $9.5 million in the prior quarter, and $10.5 million in the fourth quarter of 2021.

GAAP net income was $0.3 million, or $0.00 per basic and diluted share, compared to GAAP net income of $0.5 million, or $0.01 per basic and diluted share, in the prior quarter and GAAP net loss of $1.9 million, or $0.10 per basic and diluted share, in the fourth quarter of 2021.

Non-GAAP adjusted EBITDA in the fourth quarter of 2022 was $1.7 million, compared to $2.0 million in the prior quarter and $(0.7) million in the fourth quarter of 2021.

Management Commentary

“We believe the financial and operational milestones we achieved in fiscal year 2022 have strengthened our foundation for continued revenue growth and margin expansion in fiscal year 2023,” said Identiv CEO Steven Humphreys. “We delivered record fiscal year revenue of $112.9 million while growing non-GAAP adjusted EBITDA 33% over fiscal year 2021 and expanding our gross margins. In our Identity segment, we maintained 100% customer retention and managed a robust pipeline of NRE projects, with more than three dozen contracts focused on healthcare applications. Our transformational opportunities in medical devices, mobile devices, and smart packaging each remain active, and though the timeline to ramp up has extended, we are confident they’ll reach scale. Our relationship with IoT pioneer Wiliot continues to strengthen; by the end of the fourth quarter, we shipped the first million units of Wiliot’s initial 25-million-unit order, with the remainder expected to ship in the first half of 2023 and anticipated follow-on orders later this year.”

“In our Premises segment, we continue to outperform the average industry growth rate, taking market share and sustaining strong gross margins. In 2022 we expanded our product range and our sales teams, increasing our share of wallet with both commercial and Federal customers. We announced a significant deployment at the San Diego International Airport that incorporates our comprehensive, end-to-end Velocity solution, all managed through a single pane of glass. Our recently launched Hyperconverged Infrastructure streamlines future deployments of our video and access control solutions. Our OEM strategy is also gaining traction, expanding the reach of our technology platform by leveraging third parties’ salesforces. For 2023, our focus is on disciplined growth, gross margins, non-GAAP adjusted EBITDA expansion and balance sheet strength. We’re driving our strategic, value-added IoT solutions and our complete, highly secure physical security platform. We believe this focus maximizes our long-term growth as well as our financial strength to support that growth.”

Identiv CFO Justin Scarpulla added, “In fiscal year 2022 we continued to make progress towards achieving our long-term operating model, reflected in record revenue coupled with margin and non-GAAP adjusted EBITDA expansion year-over-year. Demand for our IoT and physical security solutions remains strong, as evidenced by a 16% increase in total backlog. As our revenues increase, we are focused on high-value, higher margin business that protects and expands our margin profile. We are confident that, with our team’s focused execution on our strategic plan, we believe we are well-positioned for growth in 2023.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and key component availability. Management currently expects fiscal year 2023 revenues in the range of $125 million to $130 million. Normal seasonality is expected to continue.

Conference Call

Identiv management will hold a conference call today, March 2, 2022, at 5:00 p.m. EST (2:00 p.m. PST) to discuss the company’s fourth quarter and fiscal 2022 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free Number: 888-506-0062

International Number: 973-528-0011

Call ID: 457420

Webcast link: Register and Join

The teleconference replay will be available through March 15, 2023, by dialing 877-481-4010 (Toll-Free Replay Number) or 919-882-2331 (International Replay Number) and entering passcode 47503.

If you have any difficulty connecting with the teleconference, please contact Identiv’s investor relations team at IR@identiv.com.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP gross margins, and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross margin exclude stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross profit margin, and excludes income tax benefit (provision), interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, restructuring and severance, loss on disposal of property and equipment, and gain on investment. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, loss on disposal of property and equipment, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial outlook and performance, including statements regarding 2023 guidance; the Company’s beliefs regarding its ability to achieve its business and strategic objectives and growth trajectory and expected benefits thereof; the Company’s focus; the Company’s belief that its focus maximizes its long-term growth as well as its financial strength to support that growth; the Company’s belief that it is well-positioned for growth in 2023; the Company’s opportunities in medical devices, mobile devices, and smart packaging, expected timeline to ramp up and its belief that they will reach scale; the Company’s expectations regarding its products, including expected benefits thereof and timing of delivers are forward-looking statements. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, its ability to satisfy customer demand and expectations, the level and timing of customer orders and changes/cancellations, the success of its products and strategic partnerships, industry trends and seasonality, the impact of macroeconomic conditions, inflation and increases in prices, the impact of COVID-19, the effects of shortages of semiconductors and other components, and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Sophie Pearson

Director of Investor Relations

IR@identiv.com

Media Contact:

arose@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net revenue	$29,001	$30,996	$28,517	$112,915	$103,769
Cost of revenue	18,421	19,808	19,100	71,971	66,702

Gross profit	10,580	11,188	9,417	40,944	37,067

Operating expenses:
Research and development	2,283	2,625	2,117	9,916	8,673
Selling and marketing	5,021	5,326	4,351	20,730	17,033
General and administrative	2,806	2,639	4,771	10,429	11,891
Restructuring and severance	70	49	56	202	817

Total operating expenses	10,180	10,639	11,295	41,277	38,414

Income (loss) from operations	400	549	(1,878)	(333)	(1,347)
Non-operating income (expense):
Interest expense, net	(42)	(39)	(32)	(143)	(483)
Gain on forgiveness of Paycheck Protection Program note	—	—	—	—	2,946
Gain on investment	—	—	—	30	611
Foreign currency gains (losses), net	44	(3)	(77)	155	(79)

Income (loss) before income tax benefit (provision)	402	507	(1,987)	(291)	1,648
Income tax benefit (provision)	(63)	12	66	(101)	(28)

Net income (loss)	339	519	(1,921)	(392)	1,620
Cumulative dividends on Series B convertible preferred stock	(304)	(304)	(289)	(1,206)	(1,148)

Net income (loss) available to common stockholders	$35	$215	$(2,210)	$(1,598)	$472

Net income (loss) per common share:
Basic	$0.00	$0.01	$(0.10)	$(0.07)	$0.02
Diluted	$0.00	$0.01	$(0.10)	$(0.07)	$0.02
Weighted average shares used in computing net income (loss) per common share:
Basic	22,737	22,682	22,504	22,659	21,340
Diluted	23,160	23,315	22,504	22,659	22,267

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2022	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$16,650	$21,202	$28,553
Restricted cash	487	698	1,254
Accounts receivable, net of allowances	24,826	23,588	19,963
Inventories	28,958	25,060	19,924
Prepaid expenses and other current assets	4,177	3,908	3,032

Total current assets	75,098	74,456	72,726
Property and equipment, net	6,719	6,189	4,066
Operating lease right-of-use assets	4,373	3,997	2,088
Intangible assets, net	5,265	5,533	6,445
Goodwill	10,190	10,179	10,268
Other assets	1,120	1,046	1,070

Total assets	$102,765	$101,400	$96,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,760	$15,074	$10,502
Operating lease liabilities	1,190	941	1,269
Deferred revenue	2,068	2,072	2,153
Accrued compensation and related benefits	2,757	2,753	3,150
Other accrued expenses and liabilities	2,618	2,917	3,774

Total current liabilities	23,393	23,757	20,848
Long-term operating lease liabilities	3,366	3,185	938
Long-term deferred revenue	587	474	280
Other long-term liabilities	25	24	85

Total liabilities	27,371	27,440	22,151
Total stockholders’ equity	75,394	73,960	74,512

Total liabilities and stockholders’ equity	$102,765	$101,400	$96,663

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP gross profit	$10,580	$11,188	$9,417	$40,944	$37,067

Reconciling items included in GAAP gross profit:
Stock-based compensation	53	38	53	191	183
Amortization and depreciation	363	335	269	1,312	1,009

Total reconciling items included in GAAP gross profit	416	373	322	1,503	1,192

Non-GAAP gross profit	$10,996	$11,561	$9,739	$42,447	$38,259

Non-GAAP gross profit margin	38%	37%	34%	38%	37%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$10,180	$10,639	$11,295	$41,277	$38,414

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(543)	(814)	(526)	(2,970)	(2,423)
Amortization and depreciation	(236)	(253)	(242)	(960)	(962)
Loss on disposal of property and equipment	(68)	—	—	(68)	—
Restructuring and severance	(70)	(49)	(56)	(202)	(817)

Total reconciling items included in GAAP operating expenses	(917)	(1,116)	(824)	(4,200)	(4,202)

Non-GAAP operating expenses	$9,263	$9,523	$10,471	$37,077	$34,212

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$339	$519	$(1,921)	$(392)	$1,620

Reconciling items included in GAAP net income (loss):
Income tax provision (benefit)	63	(12)	(66)	101	28
Interest expense, net	42	39	32	143	483
Gain on forgiveness of Paycheck Protection Program note	—	—	—	—	(2,946)
Gain on investment	—	—	—	(30)	(611)
Loss on disposal of property and equipment	68	—	—	68	—
Foreign currency gains (losses), net	(44)	3	77	(155)	79
Stock-based compensation	596	852	579	3,161	2,606
Amortization and depreciation	599	588	511	2,272	1,971
Restructuring and severance	70	49	56	202	817

Total reconciling items included in GAAP net income (loss)	1,394	1,519	1,189	5,762	2,427

Non-GAAP adjusted EBITDA	$1,733	$2,038	$(732)	$5,370	$4,047